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                                                                                                                         Exhibit 12a


CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)
                                                                                                                SIX MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                                        JUNE 30,
                                         ---------------------------------------------------------------      ----------------------
EXCLUDING INTEREST ON DEPOSITS:             1997         1996          1995         1994          1993         1998          1997
                                         ---------    ---------     ---------     --------      --------      --------     ---------

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)               3,468          3,435        4,110        5,906        6,324          1,722        1,681
     INTEREST FACTOR IN RENT EXPENSE          159            150          140          143          147             83           78
                                           ------         ------       ------       ------       ------         ------       ------

        TOTAL FIXED CHARGES                 3,627          3,585        4,250        6,049        6,471          1,805        1,759
                                           ------         ------       ------       ------       ------         ------       ------

INCOME:
     NET INCOME                             3,591          3,788        3,464        3,422 (A)    1,919 (B)      2,162        2,019
     INCOME TAXES                           2,131          2,285        2,121        1,189          941          1,297        1,211
     FIXED CHARGES                          3,627          3,585        4,250        6,049        6,471          1,805        1,759
                                           ------         ------       ------       ------       ------         ------       ------

        TOTAL INCOME                        9,349          9,658        9,835       10,660        9,331          5,264        4,989
                                           ======         ======       ======       ======       ======         ======       ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS          2.58           2.69         2.31         1.76         1.44           2.92         2.84
                                           ======         ======       ======       ======       ======         ======       ======


INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                      13,081         12,409       13,012       14,902       16,121          7,127        6,331
     INTEREST FACTOR IN RENT EXPENSE          159            150          140          143          147             83           78
                                           ------         ------       ------       ------       ------         ------       ------

        TOTAL FIXED CHARGES                13,240         12,559       13,152       15,045       16,268          7,210        6,409
                                           ------         ------       ------       ------       ------         ------       ------

INCOME:
     NET INCOME                             3,591          3,788        3,464        3,422 (A)    1,919 (B)      2,162        2,019
     INCOME TAXES                           2,131          2,285        2,121        1,189          941          1,297        1,211
     FIXED CHARGES                         13,240         12,559       13,152       15,045       16,268          7,210        6,409
                                           ------         ------       ------       ------       ------         ------       ------

        TOTAL INCOME                       18,962         18,632       18,737       19,656       19,128         10,669        9,639
                                           ======         ======       ======       ======       ======         ======       ======


RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS          1.43           1.48         1.42         1.31         1.18           1.48         1.50


(A) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.

(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.